UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2009

Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2009, the Registrant and Corporate Stock Transfer, Inc. (the “Warrant Agent,” together with the Registrant, the “Parties”) entered into a Supplemental Warrant Indenture (the “Supplemental Indenture”) to the original Warrant Indenture (the “Original Indenture”) by and between the Parties, dated October 27, 2009. The Original Indenture, as described more fully in the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2009, was entered into by and between the Parties in connection with the issuance of warrants (the “Warrants”) pursuant to a registered public offering of units of the Registrant in the United States and in each of the provinces of Canada, except Quebec.

The Registrant has determined to list the Warrants on the Toronto Stock Exchange (the “TSX”). The TSX has required, as a condition of acceptance to the listing of the Warrants, that the Registrant and the Warrant Agent enter into the Supplemental Indenture in order to require that the Registrant exercise its rights to accelerate the expiry date of the Warrants under Section 3.10 of the Original Indenture within five (5) business days of becoming entitled to exercise such right. The Supplemental Indenture is being entered into pursuant to Section 8.1 of the Original Indenture which permits modification to the provisions of the Original Indenture, provided that the Warrant Agent is of opinion that the modification in no way prejudices the rights of holders of the Warrants (the “Warrantholders”). Prior to the execution of the Supplemental Indenture, the Warrant Agent determined that the modification to Original Indenture, by execution of the Supplemental Indenture, would not prejudice any of the rights of the Warrantholders.

The summary of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture filed herewith at Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 9.01.	Exhibits.

The following exhibit is incorporated by reference as an exhibit into the Registrant’s Registration Statement on Form S-3 (File No. 333-160504).

Exhibit No.	Description

4.1	Supplemental Warrant Indenture, dated December 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

Date: December 8, 2009	By:	/s/ “Sandra MacKay”
Sandra MacKay
Corporate Secretary